EXECUTION VERSION

AMENDMENT NO. 4

TO CREDIT AGREEMENT

AMENDMENT NO. 4 TO CREDIT AGREEMENT dated as of February 12, 2019 (the “Amendment”) among (1) JUS-COM, INC., an Indiana corporation (“Jus-Com”), (2) FTE NETWORKS, INC., a Nevada corporation (“Holdings”), (3) BENCHMARK BUILDERS, INC., a New York corporation (“Benchmark” and together with Jus-Com and Holdings, the “Borrower”), (4) the lenders party hereto, (5) LATERAL JUSCOM FEEDER LLC, a Delaware limited liability company, as Administrative Agent (in such capacity, together with its successors in such capacity, the “Administrative Agent”), and (6) FOCUS VENTURE PARTNERS, INC., a Nevada limited liability company, FTE HOLDINGS, LLC, a Nevada limited liability company, OPTOS CAPITAL PARTNERS, LLC, a Delaware limited liability company, FOCUS FIBER SOLUTIONS, LLC, a Delaware limited liability company, CROSSLAYER, INC., a Nevada corporation, UBIQ COMMUNICATIONS, LLC, a Nevada limited liability company, and FOCUS WIRELESS, LLC, a Delaware limited liability company.

PRELIMINARY STATEMENTS

A.       The Borrower, each lender from time to time party thereto (the “Lenders”), and the Administrative Agent have entered into that certain Credit Agreement dated as of October 28, 2015 (as amended, restated, supplemented or otherwise modified prior to the date hereof, including pursuant to Amendment No. 1 to Credit Agreement dated as of April 5, 2016, Amendment No. 2 to Credit Agreement dated as of September 30, 2016, and Amendment No. 3 to Credit Agreement dated as of April 20, 2017, the “Existing Credit Agreement” and as amended, restated, supplemented or otherwise modified from time to time including pursuant hereto, the “Credit Agreement”).

B.       Pursuant to Section 9.1 of the Existing Credit Agreement, Borrower, the Administrative Agent, and each of the Lenders party to this Amendment, which collectively constitute all Lenders, desire to amend certain provisions of the Existing Credit Agreement as provided more fully herein, subject to the terms and conditions set forth herein.

C.       The Borrower has requested that the Administrative Agent and the Lenders amend the Existing Credit Agreement to, among other matters, provide additional extensions of credit, and the Administrative Agent and each of the Lenders party hereto are willing to do so on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the sufficiency and receipt of all of which is hereby acknowledged, the parties hereto hereby agree as follows:

SECTION 1. Definitions. Capitalized terms not otherwise defined in this Amendment have the same meanings as specified in the Existing Credit Agreement or, if not defined therein, the Credit Agreement as modified by this Amendment.

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SECTION 2. Amendments to Loan Documents.

(a)       Subject to the terms and conditions set forth herein, on the Fourth Amendment Effective Date (as defined below):

(i)       the Existing Credit Agreement shall be amended to incorporate the changes reflected in, and read in its entirety as set forth in, the form attached hereto as Annex A; and

(ii)       Schedules 1.1, 3.15, 3.18, 3.19, 3.23(b)-(j), 4.14, 5.1, 5.4, 5.5, 5.9 and P-1 to the Credit Agreement shall mean and refer to such schedules and exhibit, as applicable, attached to this Amendment.

(b)       On the Fourth Amendment Effective Date, each Person executing this Amendment in its capacity as a “Lender” under the Credit Agreement hereby consents to this Amendment and the terms and provisions thereof.

SECTION 3. Other Agreements.

(a)       Holdings has advised the Administrative Agent and the Lenders that the Credit Parties still have Designated Tax Liabilities (as defined in the Third Amendment). The Administrative Agent and the Lenders hereby agree, effective with the Fourth Amendment Effective Date that so long as the aggregate liability in respect of the Designated Tax Liability does not exceed $2.2 million, the representations and warranties in Section 3.10 of the Credit Agreement, and the covenant in Section 4.7(a) of the Credit Agreement, shall be deemed qualified by reference to the existence of the Designated Tax Liabilities.

(b)       The Credit Parties hereby acknowledge and agree that as of the last day prior to the Fourth Amendment Effective Date, the outstanding principal amount of the Term Loans (exclusive of all Principal Increases) is $32,748,909.89 million, which Term Loans constitute valid and subsisting obligations of the Credit Parties to the Lenders and are not subject to any credit, offset, defense, claim, counterclaim or adjustment of any kind.

(c)       The Lenders party hereto, comprised of all Existing Term Loan Lenders, hereby consent to the modification of the waterfall provisions of Section 1.8(c) of the Existing Credit Agreement.

SECTION 4. Conditions to Effectiveness of Amendment. This Amendment shall become effective (the “Fourth Amendment Effective Date”) upon satisfaction of the following conditions in a manner satisfactory to the Administrative Agent and the Lenders:

(a)       The Administrative Agent shall have received executed counterparts of the following documents and instruments or such other items as are described below, as the case maybe, each in form and substance satisfactory to the Administrative Agent and the Lenders:

(i)       this Amendment, duly executed and delivered by the Borrower, the other Credit Parties, the Administrative Agent and each of the Lenders;

(ii)       amended and restated Schedules 1.1, 3.15, 3.18, 3.19, 3.23(b)-(j), 4.14, 5.1, 5.4, 5.5, 5.9 and P-1 to the Existing Credit Agreement;

(iii)       the duly executed amendment to the Benchmark Subordination Agreement;

(iv)       a duly executed Control Agreement for all accounts maintained with Bank of America, N.A.;

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(v)       a fee agreement, duly executed and delivered by the Borrower and the Administrative Agent;

(vi)       the Approved Budget, certified by a Responsible Officer of the Borrower, certifying that the projections therein have been prepared in good faith based on reasonable assumptions, and that such projections contain no statements or conclusions (and there are no omissions of information) which are based upon or include information known to the Credit Parties to be misleading in any material respect or which fail to take into account information known to the Credit Parties regarding materials reported therein;

(vii)       the most recently available audited consolidated balance sheet of Holdings and its Subsidiaries, and the related audited consolidated statements of income or operations, shareholders’ equity and cash flows for the corresponding period;

(viii)        the Perfection Certificate;

(ix)       copies of UCC, United States Patent and Trademark Office, tax and judgment lien searches, bankruptcy and pending lawsuit searches or equivalent reports or searches, each of a recent date listing all effective financing statements, lien notices or comparable documents that name any Credit Party as debtor and that are filed in those state and county jurisdictions in which any property of any Credit Party is located and the state and county jurisdictions in which any Credit Party is organized or maintains its principal place of business and such other searches that the Administrative Agent deems necessary or appropriate, none of which encumber the Collateral covered or intended to be covered by the Collateral Documents (other than Permitted Liens);

(x)       a legal opinion from (a) Goodwin Proctor LLP, designated transactional counsel to the Credit Parties and (b) Taft Stettinius & Hollister LLP and Snell & Wilmer L.L.P., local Indiana and Nevada counsel to the Credit Parties, respectively;

(xi)       customary insurance certificates and endorsements thereto naming the Administrative Agent (on behalf of the Lenders) as an additional insured or loss payee (and mortgagee), as the case may be, under all insurance policies to be maintained with respect to the properties of the Credit Parties forming part of the Collateral; provided, in the event such certificates and endorsements are not provided on the Fourth Amendment Effective Date, the Borrower shall provide such certificates and endorsements in accordance with Schedule 4.14 of the Credit Agreement;

(xii)       a certificate of a Responsible Officer of each Credit Party dated the Fourth Amendment Effective Date, certifying (A) that attached thereto is (1) a true and complete copy of a certificate as to the good standing of each Credit Party, as of a recent date, from such Secretary of State of the state of its organization (or other applicable Governmental Authority to the extent available), (2) a true and complete copy of each Organization Document of such Credit Party, and (3) is a true and complete copy of resolutions duly adopted by the board of directors or similar governing body of such Credit Party authorizing the execution, delivery and performance of this Amendment and the other Loan Documents to which such Credit Party is a party and, in the case of Borrower, the borrowings hereunder, and that such resolutions have not been modified, rescinded or amended and are in full force and effect, and (B) as to the incumbency and specimen signature of each officer executing any Loan Document or any other document delivered in connection herewith on behalf of such Credit Party (together with a certificate of another officer as to the incumbency and specimen signature of the Responsible Officer executing the certificate in this clause (xii);

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(xiii)       a certificate signed by a Responsible Officer of the Borrower dated the Fourth Amendment Effective Date certifying (I) no Default or Event of Default exists, (II) all representations and warranties of each Credit Party set forth in the Loan Documents are true and correct, and (III) all other conditions set forth in this Section 4 have been satisfied;

(xiv)        a Loan Request;

(xv)        the Sacramone Note;

(xvi)       a new or amended employment agreement by and between Fred Sacramone and Benchmark;

(xvii)       a new or amended employment agreement by and between Brian McMahon and Benchmark;

(xviii)       a solvency certificate from the chief executive officer or chief financial officer of Holdings in substantially the form of Exhibit 2.1(c) to the Credit Agreement;

(xix)        a trademark security agreement executed by Crosslayer, Inc.;

(xx)       UCC financing statements and other applicable documents under the laws of all necessary or appropriate jurisdictions with respect to the perfection of Liens granted under the Guaranty and Security Agreement, as requested by the Administrative Agent in order to perfect such Liens, duly authorized by the Credit Parties; and

(xxi)       such other additional documents, information or agreements as the Administrative Agent may reasonably request.

(b)       The Fourth Amendment Lateral Stock shall have been issued by Holdings.

(c)       The Borrower shall have appointed a chief restructuring officer on terms (including, without limitation, scope of duties) acceptable to the Lenders in their reasonable discretion.

(d)       All fees and other amounts due and payable hereunder or under the Credit Agreement (including without limitation the reasonable and documented fees and expenses of King & Spalding LLP) on or prior to the Fourth Amendment Effective Date, including, reimbursement or other payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder or any other Loan Document.

(e)       There shall not exist any judgment, decree or order of any Governmental Authority which would prevent the performance of this Amendment, the Credit Agreement (as modified hereby) or the transactions contemplated hereby or declare unlawful this Amendment or the other transactions contemplated hereby.

(f)       The representations and warranties set forth in Section 5 of this Amendment shall be true and correct in all material respects on and as of the Fourth Amendment Effective Date.

(g)       The Administrative Agent and Lenders shall have satisfactorily completed their business and legal due diligence review of the Credit Parties and their assets, including their review with respect to the general affairs, management, prospects, financial position, stockholders equity, results of operations, corporate and capital structure of Holdings and its Subsidiaries, and tax and accounting diligence, including with respect to the potentially accrued and unpaid payroll tax liability of the Credit Parties. Other than changes occurring in the ordinary course of business, no information or materials are or should have been available to any Credit Parties and their Subsidiaries as of the Fourth Amendment Effective Date that are materially inconsistent with the material previously provided to the Administrative Agent and Lenders for their due diligence review of the Credit Parties.

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(h)       All other documents and legal matters in connection with the transactions contemplated by this Amendment shall have been delivered or executed or recorded and shall be in form and substance satisfactory to the Administrative Agent.

SECTION 5. Representations and Warranties. The Borrower represents and warrants to the Administrative Agent and the Lenders that:

(a)       Each Credit Party and each of their respective Subsidiaries (i) is a corporation, limited liability company or limited partnership, as applicable, duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, organization or formation, as applicable; (ii) has the power and authority and all governmental licenses, authorizations, Permits, consents and approvals to own its assets, carry on its business and execute, deliver, and perform its obligations under, this Amendment (and the Credit Agreement); (iii) is duly qualified as a foreign corporation, limited liability company or limited partnership, as applicable, and licensed and in good standing, under the laws of each jurisdiction where its ownership, lease or operation of Property or the conduct of its business requires such qualification or license; and (iv) is in compliance with all Requirements of Law; except, in each case referred to in clause (iii) or clause (iv), to the extent that the failure to do so would not reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect.

(b)       The execution, delivery and performance by each of the Credit Parties of this Amendment have been duly authorized by all necessary action, and do not and will not (i) contravene the terms of any of that Person’s Organization Documents, (ii) conflict with or result in any material breach or contravention of, or result in the creation of any Lien under, any document evidencing any material Contractual Obligation to which such Person is a party or any order, injunction, writ or decree of any Governmental Authority to which such Person or its Property is subject, or (iii) violate any material Requirement of Law in any material respect.

(c)       No approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority is necessary or required in connection with the execution, delivery or performance by, or enforcement against, any Credit Party or any Subsidiary of any Credit Party of this Amendment (or the Credit Agreement) except (a) for recordings and filings in connection with the Liens granted to the Administrative Agent under the Collateral Documents and (b) those obtained or made on or prior to the Fourth Amendment Effective Date.

(d)       This Amendment and the Credit Agreement constitute the legal, valid and binding obligations of the Borrower, enforceable against such Person in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(e)       The representations and warranties set forth in Article III of the Credit Agreement are true and correct in all material respects as of the date hereof (except for those which expressly relate to an earlier date).

(f)       No event has occurred and is continuing which constitutes an Event of Default or that, if it continues uncured, will, with lapse of time, notice or lapse of time and notice, constitute an Event of Default other than the Designated Defaults (as defined below).

(g)        Subject to the Subordination Agreement (as amended), all of the Obligations are secured by a legal, valid and enforceable first priority security interest in and Lien on the Collateral in favor of the Administrative Agent, on behalf of the Secured Parties as described in the Collateral Documents.

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SECTION 6. Waiver. As of the Fourth Amendment Effective Date, each of the Lenders party hereto (representing all Lenders) waives the Event of Default that has occurred or will occur under Sections 7.1(a) and 7.1(c) of the Credit Agreement as a result of Holding’s entry into that certain Revenue Purchase Agreement, dated as of February 1, 2019, among Holdings, Jus-Com, Benchmark FTE Holdings, LLC, and Focus Venture Partners Inc., as the merchant thereunder , and Cedar Advance LLC.

SECTION 7. Forbearance of Designated Defaults.

(a)       The Borrower and each of the other Credit Parties acknowledges that certain Defaults or Events of Default as set forth on Annex B to this Amendment have occurred and are continuing on or after the date hereof (collectively, the “Designated Defaults”) and hereby waive the right to contest the existence of such Designated Defaults in any judicial or extra-judicial proceeding.

(b)       The Administrative Agent and each of the Lenders party hereto (representing all Lenders) agrees that, until the expiration or termination of the Forbearance Period (as defined below), it will temporarily forbear from exercising (or directing the Administrative Agent to exercise) its default-related rights and remedies against the Borrower or any other Credit Party solely with respect to the Designated Defaults; provided, however, nothing herein shall restrict, impair or otherwise affect any Secured Party’s rights and remedies under any agreements (including, without limitation, the Benchmark Subordination Agreement) with respect to subordination provisions in favor of any or all of the Secured Parties (including, without limitation, any rights or remedies available to the Secured Parties as a result of the occurrence or continuation of the Designated Defaults) or amend or modify any provision thereof. As used herein, the term “Forbearance Period” shall mean the period beginning on the date hereof and ending on the earliest to occur of (the occurrence of clause (i), (ii) or (iii), a “Termination Event”): (i) the occurrence of any Event of Default under Section 7.1(f) or Section 71(g) of the Credit Agreement (a “Bankruptcy Default”), (ii) the date on which the Administrative Agent, at the direction of the Required Lenders, delivers to the Borrower a notice terminating the Forbearance Period, which notice may be delivered at any time upon or after the occurrence of any Forbearance Default (as defined below) other than a Bankruptcy Default, or (iii) March 15, 2019; provided that if a restructuring support agreement is entered into in accordance with the milestones set forth in Schedule 4.14 of the Credit Agreement, such date in this subclause (iii) shall be extended to March 31, 2019. As used herein, the term “Forbearance Default” shall mean (A) the occurrence of any Event of Default (other than the Designated Defaults), (B) the failure of any representation or warranty made by the Borrower or any other Credit Party under or in connection with this Amendment to be true and complete as of the date when made or any other breach of any such representation or warranty, (C) the failure of the Borrower or any other Credit Party to comply timely with any term, condition, or covenant set forth in this Amendment, or (D) the repudiation and/or assertion of any defense by any Credit Party with respect to this Amendment or any Loan Document or the pursuit of any claim by any Credit Party against the Administrative Agent, any Lender party hereto or any Releasee (as defined below), in each case, except as permitted by this Section 7. Any Forbearance Default shall constitute an immediate Event of Default under the Credit Agreement and the other Loan Documents.

(c)       Upon the occurrence of a Termination Event, the agreement of the Administrative Agent and the Lenders hereunder to forbear from exercising their respective default-related rights and remedies shall immediately terminate without the requirement of any demand, presentment, protest, or notice of any kind, all of which the Borrower and the other Credit Parties each waives. The Borrower and the other Loan Parties each agrees that any or all of the Administrative Agent and Lenders may at any time thereafter proceed to exercise any and all of their respective rights and remedies under any or all of the Credit Agreement, any other Loan Document and/or applicable law, including, without limitation, their respective rights and remedies with respect to the Designated Defaults. Without limiting the generality of the foregoing, upon the occurrence of a Termination Event the Administrative Agent and the Lenders may, in their sole discretion and without the requirement of any demand, presentment, protest, or notice of any kind, (i) suspend or terminate any commitment to provide Fourth Amendment Delayed Draw Term Loans or other extensions of credit under any or all of the Credit Agreement and other Loan Documents, (ii) commence any legal or other action to collect any or all of the Obligations from the Borrower, any other Credit Party and/or any Collateral, (iii) foreclose or otherwise realize on any or all of the Collateral, and/or appropriate, setoff or apply to the payment of any or all of the Obligations, any or all of the Collateral, and (iv) take any other enforcement action or otherwise exercise any or all rights and remedies provided for by any or all of the Credit Agreement, any other Loan Documents and/or applicable law, all of which rights and remedies are fully reserved by the Administrative Agent and the Lenders.

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(d)       Any agreement by the Lenders party hereto to extend the Forbearance Period, if any, must be set forth in writing and signed by a duly authorized signatory of the Administrative Agent and the Required Lenders. The Borrower and the other Credit Parties each acknowledge that the Lenders party hereto have not made any assurances concerning (i) any possibility of an extension of the Forbearance Period, (ii) the manner in which or whether the Designated Defaults may be resolved or (iii) any additional forbearance, waiver, restructuring or other accommodations.

(e)       The Administrative Agent and the Lenders party hereto (representing Required Lenders) hereby waive any interest at the default rate which would otherwise accrue on any of the Obligations prior to the termination of the Forbearance Period pursuant to Section 1.3(d) of the Credit Agreement solely as a result of the Designated Defaults.

(f)       The Borrower and each of the other Credit Parties agrees that during the Forbearance Period, such Credit Party shall comply with all limitations, restrictions or prohibitions that would otherwise be effective or applicable under the Credit Agreement or other Loan Documents during the continuance of any Event of Default, including without limitation (i) pursuant to the terms and conditions set forth in Section 5.2(b) of the Credit Agreement, as a result of the Designated Defaults, the Credit Parties are prohibited from consummating dispositions pursuant to such Section and as more particularly described in such Section, (ii) pursuant to the terms and conditions set forth in Sections 5.4(j) and (k) of the Credit Agreement, as a result of the Designated Defaults, the Credit Parties are prohibited from making any Investments constituting loans and advances to Holdings and its Subsidiaries or any other Investments, in each case, pursuant to such Sections and as more particularly described in such Sections, (iii) pursuant to the terms and conditions set forth in Section 5.5(d) of the Credit Agreement, as a result of the Designated Defaults, the Credit Parties are prohibited from incurring Indebtedness consisting of Capital Lease Obligations or Indebtedness secured by Liens permitted by Section 5.1(h) of the Credit Agreement pursuant to such Section and as more particularly described in such Section and (iv) pursuant to the terms and conditions set forth in Sections 5.11(d), (e) and (f) of the Credit Agreement, as a result of the Designated Defaults, the Borrower is prohibited from declaring and making dividend payments or other distributions payable on account of its Stock and Stock Equivalents pursuant to such Sections and as more particularly described in such Sections. Actions taken (or omitted to be taken) by the Borrower or any other Credit Party in violation of such provisions while any Default or Event of Default exists will constitute additional Events of Default under the Credit Agreement and the other Loan Documents.

(g)       The parties hereto agree that the running of all statutes of limitation and the doctrine of laches applicable to all claims or causes of action related to the Designated Defaults that the Administrative Agent or any Lender may be entitled to take or bring in order to enforce its rights and remedies against the Credit Parties are, to the fullest extent permitted by law, tolled and suspended during the Forbearance Period.

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SECTION 8. General Release. To further induce the Administrative Agent and the Lenders to enter into this Agreement, the Borrower and the other Credit Parties each hereby absolutely and unconditionally releases and forever discharges the Administrative Agent and the Lenders, and any and all participants, parent corporations, subsidiary corporations, affiliated corporations, insurers, indemnitors, successors and assigns of the Administrative Agent and the Lenders, together with all of the present and former directors, officers, agents, attorneys, and employees of any of the foregoing (collectively, the “Releasees”), from any and all claims, demands or causes of action of any kind, nature or description, whether arising in law or equity or upon contract or tort or under any provincial, state, local or federal law or otherwise, which the Borrower or the other Credit Parties have had, now have or have made claim to have against any such person for or by reason of any act, omission, matter, cause or thing whatsoever arising from the beginning of time to and including the date of this Amendment, whether such claims, demands and causes of action are matured or unmatured or known or unknown (the “Release”). It is the intention of the Borrower and the other Credit Parties in executing the Release that the same shall be effective as a bar to each and every claim, demand and cause of action specified. The Borrower and the other Credit Parties acknowledge that each may hereafter discover facts different from or in addition to those now known or believed to be true with respect to such claims, demands, or causes of action and agree that this instrument shall be and remain effective in all respects notwithstanding any such differences or additional facts.

SECTION 9. Reference to and Effect on the Credit Agreement and the Loan Documents.

(a)       On and after the Fourth Amendment Effective Date, each reference in the Existing Credit Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import referring to the Existing Credit Agreement shall mean and be a reference to the Existing Credit Agreement as amended by this Amendment on the Fourth Amendment Effective Date. This Amendment shall constitute a Loan Document for all purposes of the Credit Agreement and the other Loan Documents.

(b)       The Existing Credit Agreement and each of the other Loan Documents, as specifically amended by this Amendment, are and shall continue to be in full force and effect and are hereby in all respects ratified and confirmed. Without limiting the generality of the foregoing, the Collateral Documents and all of the Collateral described therein do and shall continue to secure the payment of all Obligations of the Credit Parties under the Loan Documents, in each case, as amended by this Amendment. Furthermore, the Credit Parties each acknowledge that it has no offsets or defenses to its obligations under the Loan Documents to which it is a party and no claims or counterclaims against the Administrative Agent or any Lender.

(c)       The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Administrative Agent under any of the Loan Documents, nor constitute a modification, acceptance or waiver of any other provision of any of the Loan Documents. No failure or delay or course of dealing on the part of the Administrative Agent and Lenders in exercising any right, power or privilege shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or privilege preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights, powers and remedies provided in the Loan Documents are cumulative and not exclusive of any rights, powers or remedies which the Administrative Agent and the Lenders would otherwise be entitled to exercise. No notice to or demand on any Credit Party in any case shall entitle any such Person to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent and the Lenders to any other or further action in any circumstances without notice or demand.

SECTION 10. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute but one and the same agreement. Delivery of an executed counterpart of a signature page to this Amendment by facsimile or .pdf shall be effective as delivery of a manually executed counterpart of this Amendment.

SECTION 11. Miscellaneous. The laws of the State of New York shall govern all matters arising out of, in connection with or relating to this Amendment, including its validity, interpretation, construction, performance and enforcement (including any claims sounding in contract or tort law arising out of the subject matter hereof and any determinations with respect to post-judgment interest). This Amendment shall be governed by, and construed in accordance with, the laws of the State of New York. Sections 9.18(b), 9.18(c), 9.18(d), and 9.19 of the Credit Agreement are hereby incorporated by reference into this Amendment, mutatis mutandis, and the parties hereto hereby agree that such provisions shall apply to this Amendment with the same force and effect as if set forth herein in their entirety.

SECTION 12. Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower, the Administrative Agent and each Lender and their respective successors and permitted assigns.

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized, as of the date first above written.

JUS-COM, INC.,
as Borrower

By:	/s/ Anthony Sirotka
Name:	Anthony Sirotka
Title:	Interim Chief Executive Officer

BENCHMARK BUILDERS, INC.,
as Borrower

By:	/s/ Anthony Sirotka
Name:	Anthony Sirotka
Title:	Interim Chief Executive Officer

FTE NETWORKS, INC.,
as Borrower

By:	/s/ Anthony Sirotka
Name:	Anthony Sirotka
Title:	Interim Chief Executive Officer

FOCUS VENTURE PARTNERS, INC.,
as Guarantor

By:	/s/ Anthony Sirotka
Name:	Anthony Sirotka
Title:	Interim Chief Executive Officer

FTE HOLDINGS, LLC,
as Guarantor

By:	/s/ Anthony Sirotka
Name:	Anthony Sirotka
Title:	Interim Chief Executive Officer

OPTOS CAPITAL PARTNERS, LLC,
as Guarantor

By:	/s/ Anthony Sirotka
Name:	Anthony Sirotka
Title:	Interim Chief Executive Officer

Signature Page to Amendment No. 4 to Credit Agreement

FOCUS FIBER SOLUTIONS, LLC,
as Guarantor

By:	/s/ Anthony Sirotka
Name:	Anthony Sirotka
Title:	Interim Chief Executive Officer

CROSSLAYER, INC.,
as Guarantor

By:	/s/ Anthony Sirotka
Name:	Anthony Sirotka
Title:	Interim Chief Executive Officer

UBIQ COMMUNICATIONS, LLC,
as Guarantor

By:	/s/ Anthony Sirotka
Name:	Anthony Sirotka
Title:	Interim Chief Executive Officer

FOCUS WIRELESS, LLC,
as Guarantor

By:	/s/ Anthony Sirotka
Name:	Anthony Sirotka
Title:	Interim Chief Executive Officer

Signature Page to Amendment No. 4 to Credit Agreement

LATERAL JUSCOM FEEDER LLC,
as Administrative Agent

By:	Lateral Investment Management, LLC, its Manager

By:	/s/ Richard de Silva
Name:	Richard de Silva
Title:	Manager

LATERAL JUSCOM FEEDER LLC,
as a Lender

By:	Lateral Investment Management, LLC, its Manager

By:	/s/ Richard de Silva
Name:	Richard de Silva
Title:	Manager

LATERAL FTE FEEDER LLC,
as a Lender

By:	Lateral Investment Management, LLC, its Manager

By:	/s/ Richard de Silva
Name:	Richard de Silva
Title:	Manager

LATERAL U.S. CREDIT OPPORTUNITIES FUND,
L.P., as a Lender

By:	Lateral Credit Opportunities, LLC, its General Partner

By:	/s/ Richard de Silva
Name:	Richard de Silva
Title:	Manager

NIAGARA NOMINEE L.P.,
as a Lender

By:	/s/ Richard de Silva
Name:	Richard de Silva
Title:	Manager

Signature Page to Amendment No. 4 to Credit Agreement

ANNEX A

ANNEX B